Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form S-4 and related Prospectus of Range Resources Corporation for the registration of $475,952,000 of 5.75% Senior Notes due 2021, $329,244,000 of 5.875% Senior Notes due 2022, $580,032,000 of 5.00% Senior Notes due 2022 and $741,531,000 of 5.00% Senior Notes due 2023 and guarantees of $475,952,000 of 5.75% Senior Notes due 2021, $329,244,000 of 5.875% Senior Notes due 2022, $580,032,000 of 5.00% Senior Notes due 2022 and $741,531,000 of 5.00% Senior Notes due 2023 and to the incorporation by reference therein of our reports dated February 22, 2017, with respect to the consolidated financial statements of Range Resources Corporation, and the effectiveness of internal control over financial reporting of Range Resources Corporation, included in its Annual Report (Form 10-K) for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Fort Worth, Texas

August 9, 2017